UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2020

HF FOODS GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

6001 W. Market Street Greensboro, NC (Address of Principal Executive Offices)	27409 (Zip Code)

Registrant’s telephone number, including area code: (336) 268-2080

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2020, HF Foods Group Inc. (“HF Group” or the “Company”), its wholly-owned subsidiary, B&R Global Holdings, Inc. (“B&R Global”), and certain of the wholly-owned subsidiaries and affiliates of the Company (collectively with the Company, the “Borrowers”), as borrowers, and certain material subsidiaries of the Company as guarantors, entered into a Second Amended and Restated Credit Agreement (the “Second Amended Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent, and certain lender parties thereto, including Comerica Bank.  The Second Amended Credit Agreement provides for (a) a $100 million asset-secured revolving credit facility maturing on November 4, 2022 (the “Facility”), and (b) mortgage-secured Term Loans of $75.6 million. The Second Amended Credit Agreement amends and restates the existing $55.0 million of real estate term loans evidenced by that certain Amended and Restated Credit Agreement, dated as of November 4, 2019, among the Company, B&R Global, its affiliates and JP Morgan Chase Bank, N.A., as Administrative Agent and sole lender (the “First Amended Credit Agreement”). As of January 17, 2020, the existing balance of revolving debt under the First Amended Credit Agreement, $41.2 million, was rolled over, and an additional $18.7 million available to the Company under the Facility was drawn. The Company and B&R used the $75.6 million in mortgage-secured term loans and $18.7 million drawn from the revolving credit facility to fund in part the acquisition of 10 warehouse facilities owned by B&R Group Realty Holding, LLC (“B&R Group Realty”), which the Company has been leasing for its operations in California, Arizona, Utah, Colorado, Washington, and Montana. The disclosure set forth below under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Borrowings under the Second Amended Credit Agreement may be used for, among other things, working capital and other general corporate purposes of the Company and its subsidiaries (including permitted acquisitions).  The Borrowers have the ability to increase the amount of the Facility, which increases may take the form of increases to the revolving credit commitments, by an aggregate amount of up $30 million upon satisfaction of customary conditions precedent for such increases or incremental loans and receipt of additional commitments by one or more existing or new lenders.

Borrowings under the Facility bear interest at a floating rate, which will be, at the Borrowers’ option, either LIBOR plus 1.375%, or a base rate of prime rate minus 1.125%. The Term Loans bear interest at a floating rate, which will be, at the Borrowers’ option, either LIBOR plus 1.875%, or a base rate of prime rate minus 0.625%.  A commitment fee of 0.15% is payable monthly in arrears based on the daily amount of the undrawn portion of each lender’s revolving credit commitments under the Facility.

Certain of the Company’s existing and future material subsidiaries (collectively, the “Guarantors”) are required to guarantee the repayment of the Borrowers’ obligations under the Second Amended Credit Agreement.  The obligations of the Borrowers and each of the Guarantors with respect to the Second Amended Credit Agreement are secured by a pledge of substantially all of the personal property assets of the Borrowers and each of the Guarantors, including accounts receivables, deposit accounts, intellectual property, investment property, inventory, equipment and equity interests in their respective subsidiaries.  Under the Second Amended Credit Agreement, the mortgage liens against the former B&R Group Realty properties were amended, and additional collateral was provided by the Borrowers and Guarantors by grant of mortgage liens against real property owned by Company subsidiaries in North Carolina and South Carolina.

The Second Amended Credit Agreement contains customary affirmative and negative covenants, including limitations on the Company’s and its subsidiaries ability to incur additional debt, grant or permit additional liens, make investments and acquisitions, merge or consolidate with others, dispose of assets, pay dividends and distributions, pay subordinated indebtedness and enter into affiliate transactions.  In addition, the Second Amended Credit Agreement contains financial covenants requiring the Company on a consolidated basis to maintain, determined as of the end of each fiscal quarter for the four fiscal quarter period then ended, a Fixed Charge Coverage Ratio of 1.10 to 1.00.

The Second Amended Credit Agreement contains customary events of default including, among other things, failure to pay obligations when due, initiation of bankruptcy or insolvency proceedings, defaults on certain other indebtedness, change of control, incurrence of certain material judgments that are not stayed, satisfied, bonded or discharged within specified time, certain ERISA events, invalidity of the credit documents, and violation of affirmative and negative covenants or breach of representations and warranties set forth in the Second Amended Credit Agreement. Upon an event of default, the lenders may, subject to various customary cure rights and the terms of the Second Amended Credit Agreement, require the immediate payment of all amounts outstanding and foreclose on collateral.

The Second Amended Credit Agreement contains customary representations and warranties of the Company, the Borrowers and the Guarantors.  These representations and warranties have been made solely for the benefit of the lenders and such representations and warranties should not be relied on by any other person, including investors.  In addition, such representations and warranties (i) have been qualified by disclosures made to the lenders in connection with the agreement, (ii) are subject to the materiality standards contained in the agreement which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the agreement or such other date as is specified in the agreement.

The foregoing description does not constitute a complete summary of the terms of the Second Amended Credit Agreement and is qualified in its entirety by reference to the full text of the Second Amended Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 17, 2020, the Company completed the transactions contemplated by that certain membership interest purchase agreement dated the same date (the “Purchase Agreement”) by and among its subsidiary B&R Global, B&R Group Realty, and nine subsidiary limited liability companies wholly owned by B&R Group Realty (the “B&R Realty Subsidiaries”) (the “Acquisition”). Capitalized terms used herein without definition have the meaning given to them in the Purchase Agreement. The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

 Pursuant to the Purchase Agreement, B&R Global acquired all equity membership interests in the B&R Realty Subsidiaries, which own warehouse facilities that were being leased by the Company for its operations in California, Arizona, Utah, Colorado, Washington, and Montana. Co-CEO of the Company, Peter Zhang, managed and owned an 8.91% interest in B&R Group Realty. The total purchase price for the Acquisition was set at $101,269,706, a sum based on independent fair market value appraisals of the properties owned by the B&R Realty Subsidiaries. The lenders party to the Second Amended Credit Agreement also relied upon the appraisals in determining to provide financing for the Acquisition. Based in part on the foregoing, the special transactions review committee, composed of the Company’s independent directors, reviewed and approved the Acquisition and the related financing on behalf of HF Foods Group’s board.

Consideration for the Acquisition was a funded by (i) $75.6 million in mortgage-backed term loans financed under the Second Amended Credit Agreement, (ii) issuance by B&R Global and the Company of a $7.0 million Unsecured Subordinated Promissory Note (the “Note”) to B&R Group Realty, and (iii) payment of $18.7 million from funds drawn from the Company’s revolving credit facility. The restatement of the mortgage-backed term loans released B&R Group Realty from its obligations to the lenders under the First Amended Credit Agreement and predecessor financing arrangements.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is set forth in Item 1.01 above, which is incorporated by reference herein.

Item 8.01.	Other Events.

On January 21, 2020, HF Group issued a press release announcing the completion of the Acquisition and the Second Amended Credit Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Form of Membership Interest Purchase Agreement among B&R Global Holdings, Inc., B&R Group Realty Holding, LLC, and subsidiaries of B&R Group Realty Holding, LLC
10.1

Form of Second Amended and Restated Credit Agreement among HF Foods Group Inc. B&R Global Holdings, Inc., subsidiaries of the Company, JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent, and certain lender parties thereto [disclosure schedules have been redacted as immaterial and commercially sensitive]

99.1	Press Release dated January 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: January 21, 2020	/s/ Zhou Min Ni
Zhou Min Ni
Co-Chief Executive Officer

/s/ Xiao Mou Zhang
Xiao Mou Zhang
Co-Chief Executive Officer